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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-117251) and Form S-3 (Nos. 333-122668 and 333-127957) of K-Sea Transportation Partners L.P. of our report dated October 6, 2005, relating to the financial statements of Sea Coast Towing, Inc., which appears in the Current Report on Form 8-K of K-Sea Transportation Partners L.P. dated October 7, 2005.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Seattle, Washington
October 7, 2005

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CONSENT OF INDEPENDENT ACCOUNTANTS